Exhibit 99.1

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Kathleen Nemeth	Carol Kimura
Vice President, Investor Relations	Vice President, Brand, Digital & Growth Marketing
Omnicell, Inc.	Omnicell, Inc.
(650) 435-3318	(650) 251-6363
kathleen.nemeth@omnicell.com	carol.kimura@omnicell.com

Omnicell to Acquire ReCept

Strategic acquisition of leading specialty pharmacy management services provider supports the Autonomous Pharmacy vision and expands Omnicell’s Advanced Services portfolio

Addresses significant need for access to and management of complex medications, expected to improve profitability and patient care

MOUNTAIN VIEW, Calif.,-- December 2, 2021 — Omnicell, Inc. (Nasdaq:OMCL), a leading provider of medication management solutions and adherence tools for health systems and pharmacies, today announced it has entered into a definitive agreement with ReCept Holdings, Inc., a leading provider of specialty pharmacy management services for health systems, clinics, and physician groups, to acquire its business for total aggregate cash consideration of $100 million, subject to customary adjustments. The acquisition will broaden Omnicell’s portfolio of capabilities and services to address the significant need to improve access to and care coordination for complex medications.

Studies have shown that specialty medications represent over 50 percent of the country’s total spending on retail, mail-order, and provider-administered drugs.1 Used for treatment of complex conditions, these medications often require intensive patient management and specialized workflows for dispensing and care coordination. Specialty pharmacies serve as the connection between patients, prescribing physicians, and payors to ensure streamlined access and adherence to these specialty drugs, helping to maintain continuity of care throughout the process, and are expected to improve margin and profitability. As an Advanced Services organization, ReCept provides implementation and managed services for health systems and other provider organizations to optimize their specialty pharmacy programs and the related pharmaceutical aspects of patient care.

The ReCept acquisition will add solutions for specialty pharmacy management services, including specialty pharmacy expertise and operational capabilities, human resources, technology and integration, workflow management, payor access assistance, and other aspects of managing a specialty pharmacy, to Omnicell’s broader medication management infrastructure. This total solution for provider groups, federally qualified health centers (FQHCs), and health systems supports on-site management of specialty pharmacy services, including payor contracting, staffing, licensing, quality assurance, 340B administration, and preferred pricing agreements designed to improve margin and profitability, while keeping the patient at the center of care.

“As medical innovations drive new, more complex drugs, pharmacy requires more specialized tools and expertise to help manage the patient’s treatment journey,” said Randall Lipps, chairman, president, CEO, and founder of Omnicell. “The ReCept acquisition is a strategic investment that expands our portfolio to address the significant market need for specialty pharmacy solutions. Our entry into this rapidly expanding area of practice is a natural progression on the path to the Autonomous Pharmacy and the goal to enhance care, improve efficiency, and drive profitability. We are excited to add these critical solutions to the Omnicell portfolio for our health system clients and prospects.”

“Specialty pharmacy is a key component of medication management. By joining with Omnicell we look forward to maximizing the benefits of our managed services capabilities as part of a broader, intelligent infrastructure that will deliver value for our pharmacy partners,” said Carmine DeNardo, president and chief executive officer, ReCept. “The synergies with Omnicell’s advanced pharmacy technology solutions create a comprehensive strategic partner that will help give health systems broader and deeper expertise across the full spectrum of medication management.”

Compelling Strategic Benefits

Differentiated Portfolio of Solutions: ReCept provides a full suite of turnkey specialty pharmacy management services, including specialty pharmacy expertise and operational capabilities, technology and integration solutions, assistance in increasing access to payor networks and limited distribution drugs, and performance analytics and clinical outcomes assessment tools. These capabilities are complementary to Omnicell 340B, EnlivenHealth™, and IV Compounding Services, and can also support health systems moving to a consolidated service center approach to pharmacy operations.

Extends the Autonomous Pharmacy Vision: The ReCept acquisition furthers Omnicell’s commitment to deliver the hardware, software, and services to support the Autonomous Pharmacy vision, while advancing the evolution of the pharmacy care delivery model.

Complementary to Existing Solutions: The combination of ReCept’s specialty pharmacy expertise and operational capabilities and Omnicell’s commercial capabilities and client relationships, as well as its 340B program administration solutions and EnlivenHealth’s patient and member management tools, is expected to provide meaningful differentiation in the large and growing specialty pharmacy managed services organizations.

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Transaction Highlights

Under the terms of the agreement, Omnicell will pay total aggregate cash consideration of $100 million, subject to customary adjustments, at closing as provided for in the agreement and plan of merger. The transaction, which is expected to close by the end of the year, is subject to Hart-Scott-Rodino clearance and the satisfaction of other customary closing conditions. The ReCept business that is being acquired recorded approximately $24 million of total revenue (unaudited) for the 12 months ended September 30, 2021.

Omnicell will use cash available on its balance sheet to fund the transaction. Upon closing, the transaction is expected to be accretive to Omnicell’s non-GAAP EBITDA beginning in the first quarter of 2023.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the timing of the consummation of the acquisition, the expected benefits of the acquisition of the ReCept business, including on Omnicell’s non-GAAP EBITDA, the impact of the acquisition on Omnicell’s products and services and the capabilities of the products and services that constitute the ReCept business. Without limiting the foregoing, statements including the words “expect,” “intend,” “will,” “plan,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” “target,” “estimate,” and similar expressions are intended to identify forward-looking statements. There are a significant number of factors that could cause actual results to differ materially from statements made in this release, including: difficulties encountered in closing and integrating the acquired business, including regulatory review, technologies, personnel, and operations; costs related to the acquisition; market acceptance of the acquisition, and resulting products and services; Omnicell’s inability to realize value from its significant investments in its business, including product and service innovations; and general market, political, economic, and business conditions, including the ongoing COVID-19 pandemic, and other industry or economic conditions outside of Omnicell’s control.

Additional information on potential factors that could affect Omnicell’s financial results is included in Part I, Item 1A, “Risk Factors” in Omnicell’s Annual Report on Form 10-K for the year ended December 31, 2020, as updated in Omnicell’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, both of which are on file with the U.S. Securities and Exchange Commission (“SEC”), and in Omnicell’s other filings with the SEC. Omnicell does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Advisors

Sidley Austin LLP served as legal counsel to Omnicell. Gibson, Dunn & Crutcher LLP served as legal counsel to ReCept.

About ReCept

ReCept is the national leader in pharmacy and specialty pharmacy management solutions for health systems, federally qualified health centers, Ryan White HIV/AIDS programs and large physician provider groups. With over 40 years of experience in retail and specialty pharmacy management, ReCept has developed a proprietary and turnkey implementation and management platform, leveraging industry best practices to help pharmacies achieve their full potential. ReCept leads its customers through the entire pharmacy lifecycle, from store buildout to licensing to supporting ongoing operations to ensure future success. As a respected partner in the industry focused on quality patient care since 1978, ReCept helps its customers tackle the barriers associated with specialty medications, increasing patient access, improving patient adherence, and driving better outcomes for patients and prescribers. ReCept is a portfolio company of Generation Partners. To learn more about ReCept, visit: https://receptrx.com

About Omnicell

Since 1992, Omnicell has been committed to transforming the pharmacy care delivery model to dramatically improve outcomes and lower costs. Through the vision of the autonomous pharmacy, a combination of automation, intelligence, and technology-enabled services, powered by a cloud data platform, Omnicell supports more efficient ways to manage medications across all care settings. Over 7,000 facilities worldwide use Omnicell automation and analytics solutions to help increase operational efficiency, reduce medication errors, deliver actionable intelligence, and improve patient safety. More than 60,000 institutional and retail pharmacies across North America and the United Kingdom leverage Omnicell's innovative medication adherence and population health solutions to improve patient engagement and adherence to prescriptions, helping to reduce costly hospital readmissions. To learn more, visit www.omnicell.com.

OMNICELL is a registered trademark and the Omnicell logo and EnlivenHealth are trademarks of Omnicell, Inc. or one of its subsidiaries.

1 https://www.iqvia.com/insights/the-iqvia-institute/reports/medicine-use-and-spending-in-the-us-a-review-of-2018-and-outlook-to-2023